Exhibit 10.37

LEASE DEED

THIS LEASE DEED together with its Schedules and Annexures (hereinafter referred to as the “Lease Deed”) is executed at Bangalore on this the 5th Day of August 2021.

BY:

1)
Mr. Sharath Kumar S.N and

Mr. Murali Mohan S.N,

residing at No. 2, 2nd Cross,

Shankarmutt Road,

Shankarapuram,

Bangalore - 560 004.

PAN: AHLPS2341E / AHLPS2340F

2)
Mr. Manjunath Bijjahalli,

Mrs. Padmini Manjunath Bijjahalli and

Mr. Vikramaditya Bijjahalli,

residing at No. 62 Shankarmutt Road,

Shankarapuram,

Bangalore – 560 004.

PAN: AATPB0355J / AEUPM1508B / AHEPV0695B

3)
Mrs. Battepati Sumana Reddy,

residing at Sai Sadan Apartments,

Flat 4C. Saraswath Nagar,

Dargamitta, Nellore – 524 003.

Andhra Pradesh.

PAN: BSJPB9561P

4)
Mr. Sankalp Singh,

residing at Singh Nursing Home,

Birla Road, Kolgawan.

Satna, Madhya Pradesh.

Represented by his Power of Attorney Holder,

Mr. Shivesh Gaurav.

PAN: AQZPS5461L

5)
M/S Umiya Holding Private Limited

residing at No.29/3,

H.M Strafford, 2nd Floor,

7thCross,VasanthNagar,
Bangalore-560 052

Represented by Mr. Amrendra Singh.

PAN: AAACU4321R

6)
Mr. N.S. Varun and

Mrs. N.S. Mangala,

residing at #417,

Middle School Road,

V.V. Purama,

Bangalore – 560 004.

PAN: ADGPV7366K / ABVPM1056A

7)
Mr. N.S. Nagaraj and

Mrs. N. Mallika,

residing at Bhaskar Nilaya,

#8, 9th Cross,

Kumara Park West.

Bangalore – 560 020.

PAN: ABRPN9099G / ABRPN8664P

Hereinafter referred to as the “LESSORS” (which expression shall unless excluded by or repugnant to the subject or context be deemed to include its successors and assigns) of the ONE PART;

AND BETWEEN

M/s. Cambium Networks Private Limited, a company incorporated under the Companies Act, 1956, having CIN U74990KA2012PTC085236 and its registered office at 5th Floor, Quadrant 1, Umiya Business Bay Tower 2, Outer Ring Road, Kadubeesanahalli, Varthur Hobli Road, Bangalore East Taluk, Bangalore 560037 and holder of PAN: AAECC7182N, represented herein by its authorised signatory, Mr. Biju Kunjukunju, Vice President – India Engineering Operations referred to as the “LESSEE”(which expression shall unless excluded by or repugnant to the subject or context thereof be deemed to include its successors and permitted assigns) of the OTHER PART.

(The Lessors and the Lessee are individually referred to as "Party" and collectively referred to as "Parties")

A.
WHEREAS the Lessors has represented to the Lessee that by and under two registered Sale Deeds dated 3rd October 2008 and 22nd November 2010 executed by M/s. Dynasty Developers Private Limited (later known as M/S Embassy Property Developments Limited) as the seller/vendor therein and M/s. Umiya Holding Private Limited as the purchaser therein and bearing registration No.VRT-1-02767-2008-09 and No. VRT-1-05311-2010-11 respectively, the said M/S Umiya Holding Private Limited acquired title to all that commercially converted lands presently being portion of Khata No.172/2 issued by the Bruhat Bangalore Mahanagara Palike (BBMP), comprising of lands in Survey No.10/1A, measuring 0.247 Guntas(zero point two four seven Guntas), Survey No.10/1B , measuring 1 (one) Acre and 3.745 Guntas(three point seven four five Guntas) and Survey No.10/2, measuring 13.05 Guntas(thirteen point zero five Guntas), Survey No. 10/3, measuring 1 Acre (one Acre) 0.500 Guntas(zero point five Guntas) and Survey No. 11, measuring 18.261Guntas (eighteen point two six one Guntas) in all measuring 2Acres (two Acres) 35.80Guntas(thirty five point eight zero Guntas), with 10.4582 Guntas(ten point four five eight two Guntas) of undivided share in the internal roads and common entrance in the Cessna Business Park (out of 1 Acre 27.32 Guntas), all of them situated at Kadubeesanahalli Village, Varthur Hobli, Bangalore East, more fully described in the Schedule 'A' below and hereinafter referred to as the ‘SCHEDULE 'A' PROPERTY’;

B.
WHEREAS Umiya Holding Pvt Ltd has sold 56200 square feet (fifty six thousand and two hundred square feet) out of the Schedule ‘A’ Property to Mr. Chatrabhuj Bassarmal Pardhanani along with 5075 square feet (five thousand and seventy fives square feet) undivided share in the internal roads and common entrance in the Cessna Business Park, comprising of lands in Survey No. 10/1B measuring 22188 square feet (twenty two thousand one hundred and eighty eight square feet) square feet, Survey No. 10/3 measuring 28272square feet (twenty eight thousand two hundred and seventy two square feet), Survey No. 11 measuring 5760 square feet (five thousand seven hundred and sixty square feet) along with 5075 square feet (five thousand and seventy five square feet) undivided share in the internal roads and common entrance in the Cessna Business Park situated at Kadubeesanahalli Village, Varthur Hobli Bangalore East Taluk more fully described in the Schedule 'B' below and hereinafter referred to as the ‘SCHEDULE 'B' PROPERTY’ and has retained the remaining land in the Schedule ‘A’ Property;

C.
WHEREAS Umiya Holding Pvt Ltd being the absolute owner of the balance area 69,906 square feet (sixty nine thousand nine hundred and six square feet) along with 6,313 square feet (six thousand three hundred and thirteen square feet) undivided share in the internal roads and common entrance in the Cessna Business Park, Comprising of Lands in Survey Numbers. 10/1A, 10/3, 10/1B,10/2 and 11 measuring 76,219 sqft having Khata No.172/2 issued by the Bruhat Bangalore Mahanagara Palike (BBMP) situated at Kadubeesanahalli Village, Varthur Hobli Bangalore East Taluk more fully described in the Schedule 'C' below and hereinafter referred to as the "SCHEDULE 'C' PROPERTY", has developed a property known as “Umiya Business Bay II” comprising of a basement, ground floor, plus 9 (nine) upper floors admeasuring 327903 square feet of Super Built Up Area.

D.
Thereafter the LESSORS have further represented that (a) the Occupancy Certificate for the said Building has been obtained under Reference No: JDTP/OC 27-16/29-9-16 for occupying the premises which includes 20,055 square feet of super built up (SBA) area on the Fifth (5th) floor in Quadrant 2 and 4, of the said Building, in the development known as Umiya Business Bay 2, Cessna Business Park, Kadubeesanahalli, Marathahalli-Sarjapur Outer Ring Road, Bangalore, (hereinafter referred to as the “Demised Premises”) and more particularly described in Schedule B written hereunder; (b) the sanctioned usage of the Demised Premises is commercial; (c) there are no legal impediments for using the Demised Premises for conducting commercial business activities by the Lessee. For the sake of clarity “Super Built-up Area” shall, in respect of the said Building or part thereof, mean (i) the built up area of the said Building (or part thereof) including walls and external finish,(ii) the balconies and sit outs, if any, in such building (or part thereof),(iii) the proportionate share in all the common areas, amenities and services of such Building (or part thereof) made applicable to all tenants/occupants of the building and (iv) amenities and services provided in the terrace floor of the Building made applicable to all tenants/occupant of the building. It shall not include external staircases, open terrace areas, basements, stilt floor and parking spaces.

E.
Subsequently the Lessors have agreed to grant on lease the Demised Premises for a period of 5+5 years along with

30 earmarked Car Parking Slots including Two-wheeler (parking Slots), between Basement (Puzzle Car Park), Ground Floor, and First Floor of the said Building; and the Lessee has agreed to take on Lease the Demised Premises on the terms and conditions hereinafter appearing.

F.
WHEREAS the Lessors have purchased the Demised Premises from M/S Umiya Holding Pvt Limited Vide Sale Deeds as mentioned below:

a)
Mr. Sharath Kumar S.N. and Mr. Murali Mohan S.N - An area of 2000 Square feet on the 5th(Fifth) floor Unit 2(C) along with 3 Car Parks vide Sale Deed dated 10.05.2017, registered under Document Ref No. 774/2017-18.

b)
Mr. Manjunath Bijjahalli, Mrs. Padmini Manjunath Bijjahalli and Mr. Vikramaditya Bijjahalli - An area of 2000 Square feet on the 5th(Fifth) floor Unit 2(B) along with 3 Car Parks vide Sale Deed dated 10.05.2017, registered under Document Ref No. 773/2017-18.

c)
Mrs. Battepati Sumana Reddy - An area of 2600 Square feet on the 5th(Fifth) floor Unit 2(D) along with 4 Car Parks vide Sale Deed dated 27.05.2017, registered under Document Ref No. 1152/2017-18.

d)
Mr. Sankalp Singh - An area of 1950 Square feet on the 5th(Fifth) floor Unit 2(A) along with 3 Car Parks vide Sale Deed dated 31.03.2017, registered under Document Ref No. 7384/2016-17.

e)
Mr. N.S. Varun, Mrs. N.S. Mangala, Mr. N.S. Nagaraj and Mrs. N. Mallika - An area of 11275 Square feet on the 5th(Fifth) floor Unit 4(A) along with 17 Car Parks vide Sale Deed dated 22.03.2017, registered under Document Ref No. 6997/2016-17.

NOW THEREFORE THIS LEASE DEED WITNESSETH AS FOLLOWS:

In consideration of the monthly rent herein reserved (Rent) and payable by the Lessee and of the mutual covenants of the Parties under this Lease Deed, the Lessors hereby agrees to grant on lease unto the Lessee and the Lessee agrees to take on lease the Demised Premises on the terms and conditions contained in this Lease Deed with easements, rights and advantages appurtenant thereof from the Effective Date as defined hereunder (“Lease”).

1.
Handover Date:

The Lessors has on the Effective Date granted possession to the Lessee to enter upon the Demised Premises from August 05, 2021 for the purpose of enabling the Lessee to undertake its fitouts on the Demised Premises.

2.
Tenure of Lease:

The tenure of lease shall be for a period of 5 (Five) years (“Lease Term”) from the Lease Commencement Date (hereinafter defined). The Lessee will be entitled to renew the lease of the Demised Premises upon expiry of the Lease Term for further terms of Five (05) years each (each, an “Additional Term”) as laid down in Clause 6 by providing to the Lessors at least 4 months’ notice (prior to the expiry of the Lease Term) in writing of such intention to renew the lease of the Demised Premises; and the Lessors will, in this regard, execute fresh lease deeds in favour of the Lessee.

3.
Lease commencement Date:

The Lease and Rent shall commence from the Effective date (Lease Commencement Date) which is the day of August 05, 2021 and shall thereafter register.

4.
Rent Commencement Date:

The Rent Commencement Date shall be a day which is from the Lease Commencement Date i.e, August 05, 2021.It has been agreed between the Lessors and Lessee that for the First Nine (9) months from Rent Commencement Date shall be charged 50% of the Rent of the agreed amount.

5.
Lock-in Period:

The lock-in period is for an initial 5 (five) Years from the Lease Commencement Date (“Lock-in Period”), it being clarified that there shall be no Lock-in Period in any Additional Term. In case the Lessee terminates the Lease Deed during the Lock in Period other than as contained in Clause 18 (b) or should the Lessors decide to terminate the Lease Deed due to breach on the part of the Lessee in accordance with Clause 18 (b), then the Lessee shall be obligated to pay the Rent for the unexpired portion of the Lock-in Period.

6.
Renewal of Lease:

On expiry of the Lease Term, the Lessee shall have the sole option to renew the lease of the Demised Premises for an Additional Term(s) on the mutually agreeable terms and conditions by way of execution and registration of a fresh lease deed. The Lessee shall provide written notice conveying its intention of such renewal of the Lease to the Lessors at least 4 (Four) months prior to the expiry of the Lease Term and the Lessee and the Lessors shall execute and register fresh lease deed for the Additional Term. It is hereby clarified that there shall be no Lock-in Period applicable nor shall any additional security deposit be payable by the Lessee for such Additional Terms.

For any extension of the Lease Term beyond 5 years from the Effective Date, the Parties shall agree to such extension on the basis of fresh lease deed only.

7.
Rent
a)
The Lessee agreed for paying Rent of 50% for the period 9 Months from date of Lease Commencement Date and Rent Commencement Date that is August 05, 2021 for the Demised Premises measuring extent of 20,055 Super Built up area that is Rs. 6,51,787.50/- (Rupees Six Lakhs Fifty One Thousand Seven Hundred Eight Seven and Fifty Paise only) with Lessors which shall be payable in advance on or before 10th (tenth) of the current/applicable month.

b)
The Rent for the Demised Premises is Rs.65/- (Rupees Sixty Five only) per square feet of 20,055 Super Built up Area per month (“Rent”) amounting to Rs. 13,03,575/- (Rupees Thirteen Lakhs Three Thousand Five Hundred Seventy Five only) which shall be payable in advance on or before the 10th (tenth) after completing of 9 months by paying 50% of the Rent i.e., May 5th, 2022, after appropriate deductions for income tax at source to the Lessors in proportion to the Super Built Up Area between them. The Rent shall be paid by cheque or wire transfer in favour of the Lessors.

c)
The Lessors shall provide the Lessee with dedicated 30 Car Parking Slots shall be provided which shall distribute as 21 (twenty one) in the Basement of the Building, 05 (five) on the Ground Floor of the building and 04 (Four) on the First Floor of the Building along with the Two wheeler Parking is included in the above Car Parking Slots provided in the first floor only.

The Lessee shall pay rent of the Car Parking Slots charged at Rs.3,500/- (Rupees Three Thousand Only) per month per Car Parking Slot which is total amount of Rs.1,05,000/-(Rupees One Lakh Five Thousand Only).

d)
The Lessors shall raise their invoices no later than the 5th (Fifth) of every month for which the Rent and car parking rents are due. The invoice will clearly identify the taxes and rates therein.

The distribution of Warm Shell rent and car park rent of each owner is as follows:

SL. NO.	OWNERS DETAILS	AREA in square feet	Rent per Sq Ft	Total	Bank	Bank A/c No	GST Applicable	CP	CP Rent
1	Mr. Sharath Kumar S.N	1000	65	65000	Central Bank Of India	3667469440	Yes	1.5	5250
2	Mr. Murali Mohan S.N,	1000	65	65000	Central Bank Of India	3699252281	Yes	1.5	5250
3	Mr. Manjunath Bijjahalli,	1000	65	65000	HDFC Bank	05231600001021	Yes	1.5	5250
4	Mrs. Padmini Manjunath Bijjahalli	500	65	32500	HDFC Bank	0523930009662	No	0.5	1750
5	Mr. Vikramaditya Bijjahalli	500	65	32500	HDFC Bank	05231000024002	No	1	3500
6	Mrs. Battepati Sumana Reddy,	2600	65	169000	ICICI Bank	631001511692	No	4	14000
7	Mr. Sankalp Singh,	1950	65	126750	HDFC Bank	15451000033282	Yes	3	10500
8	M/S Umiya Holding Private Limited	230	65	14950	Kotak Mahindra Bank	04222080000081	Yes
9	Mr. N.S. Varun	2818.75	65	183218.75	Kotak Mahindra Bank	142010052682	Yes	4.25	14875
10	Mrs. N.S. Mangala,	2818.75	65	183218.75	Kotak Mahindra Bank	142010057538	Yes	4.25	14875
11	Mr. N.S. Nagaraj	2818.75	65	183218.75	SBI	54001054635	Yes	4.25	14875
12	Mrs. N. Mallika,	2818.75	65	183218.75	SBI	54001052912	Yes	4.25	14875

		20055		1303575					105000

8.
Enhancement/Escalation of Rent & Car Park Rent

The Rent above reserved for the Demised Premises shall be subject to enhancement at the rate of 7% (Seven percent) for 2nd and 3rd year (i.e., commencing from the 13th month and 25th month respectively) and There shall be no escalation on 4th year (i.e., from 37 month to 48 month). In the 5th year (i.e. Commencing from the 49 month) rent shall be enhanced at the rate of 15% (Fifteen percent) for every 3 years on the last paid rent. There shall be no escalation on/increase of the Security Deposit (hereinafter defined) applicable whether during the Lease Term or any Additional Term thereafter.

9.
Interest Free Refundable Security Deposit:

The Lessee is required to pay to the Lessors an interest free fully refundable security deposit of Rs. 1,30,35,750 (Rupees One Crore Thirty Lakhs Thirty Five Thousand Seven Hundred Fifty only) equivalent to the Rent for a period of 10 months (“Security Deposit”).

The Security Deposit equivalent to10 months’ rent amounting 1,30,35,750 (Rupees One Crore Thirty Lakhs Thirty Five Thousand Seven Hundred Fifty only) has been partially paid as follows:

SL. NO.	OWNERS DETAILS	AREA in square feet	Security Deposit SHARE
1	Mr. Sharath Kumar S.N and	1000	650000
2	Mr. Murali Mohan S.N,	1000	650000
3	Mr. Manjunath Bijjahalli,	1000	650000
4	Mrs. Padmini Manjunath Bijjahalli	500	325000
5	Mr. Vikramaditya Bijjahalli	500	325000
6	Mrs. Battepati Sumana Reddy,	2600	1690000
7	Mr. Sankalp Singh,	1950	1267500
8	M/S Umiya Holding Private Limited	230	149500
9	Mr. N.S. Varun and	2818.75	1832187.5
10	Mrs. N.S. Mangala,	2818.75	1832187.5
11	Mr. N.S. Nagaraj and	2818.75	1832187.5
12	Mrs. N. Mallika,	2818.75	1832187.5

Upon expiry of the Lease Deed or earlier termination of this Lease Deed, the Lessors shall refund the entire Security Deposit to the Lessee simultaneous to the Lessee handing over the vacant and peaceful possession of the Demised Premises (save reasonable wear and tear) to the Lessors. In the event of failure to refund the Security Deposit, the Lessors shall be liable to pay interest @ 12% (Twelve)p.a. till actual payment and the Lessee shall be entitled to retain the possession of the Demised Premises without being liable to pay Rent and be exempt from any liability to the Lessors in any manner. However the Lessee is liable to pay for the maintenance, electricity and chiller charges during this duration.

10.
Maintenance Services:

a)
UMIYA Services shall be the Maintenance Service Provider and the LESSEE shall enter into a separate maintenance agreement with Umiya Services (“Maintenance Agreement”).A detailed ‘Scope of Maintenance Services’ has been provided by Umiya Services which is annexed as ANNEXURE A of the Lease Deed.

b)
The Maintenance Agreement shall be co-terminus with the Lease Deed.

c)
The LESSEE shall pay the Maintenance Charges at the rate of Rs.8.51/-(Rupees Eight and Fifty one Paise only)plus Applicable Taxes per square feet of Super Built-up Area per month of the Demised Premises. (“Maintenance Charges”)Payments for a part of the month, if applicable, will be paid on pro rata basis;

d)
If the Lessee appoints a Vendor to carry out the fit outs, the Vendor shall pay a deposit of Rs.2,00,000/- (Rupees Two Lakh only) to Umiya Services as a security deposit against damages. The Lessors will be notified by the Vendor on completion of the fit out activity. The security deposit shall be refunded in full if there are no damages caused as a part of the fit out activity which is attributed to the Vendor. If any damages have been caused, the Vendor will make good the damage or equivalent amount deducted and the balance amount will be refunded to the Vendor.

e)
The LESSORS shall provide BESCOM/Self Generated or Renewable Power@ 1.0 KVA for every 100 Square Feet of the Demised Premises including air conditioning load.

f)
The electricity and maintenance commencement date would be the Rent Commencement Date;

g)
The LESSORS shall provide 100% power backup for the Demised Premises 24 hours a day, all the days of the week throughout the year.

h)
The LESSEE shall pay the consumption charges as per the readings on the sub-meters installed by the LESSORS in respect of the Demised Premises. The LESSEE shall be responsible for the payment of the demand and consumption charges payable periodically as per BESCOM`s tariff to the Maintenance Service Provider from the handover date.

i)
Electricity, BESCOM/SELF Generated or Renewable Power consumption will be charged as per existing BESCOM tariffs. DG Consumption Charges (“as defined below”) @ Rs 29 per unit plus applicable taxes will be paid by the LESSEE. Any transmission and distribution losses (being the difference between the reading showing in the meters and the actual units consumed by the LESSEE as per the sub-meters provided in the Demised Premises). It is hereby clarified that the transmission and distribution losses shall be paid on a pro-rata basis by all the occupants of the Building. The DG consumption charges will be revised based the fuel price changes more than 10% from current prize of Rs 95.50 (Rupees Ninety five and fifty paisa) per litre.

Electricity consumption will be charged as per the separate Energy Meters installed on each floor occupied by the LESSEE as per the billings raised by BESCOM/Self-Generated or Renewable Power. Based on Electricity consumption pattern by the LESSEE, any additional 2 or 3 MMD deposits sought by BESCOM, has to be paid by the LESSEE immediately on their Demand. There shall not be any mark up in the tariff or electricity bills by the LESSORS on the bills received from BESCOM. LESSEE shall be entitled to use the facility on 24x7 basis without any additional cost but the payment of actual consumption metered. In case the LESSORS avails of discounted EB tariff (statutory) applicable to IT companies or otherwise, the same shall be passed onto the LESSEE. The 2/3 MMD paid by the LESSEE shall be refunded by the LESSORS to the LESSEE -once received from the BESCOM.

The DG consumption charges calculated based on the formula set out below (the “DG Consumption Charges”), which is currently Rupees Rs 29/- per unit, as measured on exclusive meters provided by the LESSORS for each floor of the Premises.

(A/B) * C= D, wherein:

A shall mean the increased or decreased price of diesel, per litre;

B shall mean the existing diesel price, per litre;

C shall mean the existing per unit rate of backup power consumption by the Lessee; and

D shall mean the increased or decreased per unit rate of the DG Consumption Charges.

At present, the DG Consumption Charges of Rs 29/- per unit are computed based on the prevailing diesel price of INR 95.50 per litre, and the DG Consumption Charges will be proportionately increased or decreased in case of variation in the diesel price, which shall be determined as per the formula set out above.

The increase or decrease in the diesel charges can be affected if there is a significant change of more than 10% of the prevailing prices.

j)
LESSEE has to pay its pro-rata share of the common area electricity and DG consumption charges which will be metered through a common meter & will be charged on pro-rata basis. The LESSORS confirms that that the DG power utilization in common areas is only limited to periods when power supply from BESCOM is disrupted. The Lessors confirms that common area electricity is not used for any construction purposes and developmental activities which will be carried out either by the Lessors or other occupiers of the Project.

k)
The LESSEE shall be provided with chilled water upto the AHU`s in the Demised Premises during the normal office hours between 8.00 AM to 8.00 PM from Monday to Friday at the BESCOM rate per unit for British Thermal Unit(“BTU”) on BESCOM/Self Generated or Renewable Power and Rs. 29/- per unit plus applicable taxes on DG Power and chiller charges. If the LESSEE requires chilled water supply beyond the timing fixed above, then in such cases, the LESSEE shall pay charges on Current rates+20% basis. HVAC / Chiller consumption will be metered using BTU Meters for each tenant on each floor; subject to proportionate variation based on actual change in BESCOM Electricity charges/DG Power Back Up consumption charges.

l)
The LESSORS shall take necessary measures and install appropriate continuity processes to ensure that the BESCOM power once supplied is not disrupted at the stage of supply to the Demised Premises. If the disruption in supply of power to the LESSEE is on account of such default by the Lessor, the LESSEE will not be required to bear the additional costs of backup power and the same will be borne by the LESSOR.

m)
In case the LESSEE requires additional power (over and above what is provided above mentioned),the Maintenance Service Provider would facilitate the process with the local power authority and all related costs for the same shall be paid by the LESSEE.

n)
For the computation of Rent and Maintenance Charges, the Super Built up Area shall not include the Car Parking Slots.

o)
a) Maintenance Charges shall be payable monthly on or before the 7thday of each month for the current /applicable month for which it is due upon the issuance of the invoice on the1st day of every month.

b) Electricity (BESCOM/Self Generated or Renewable Power) and chiller charges to be paid on or before the 10th day of every month for the previous month upon submission of electricity bill/consumption details.

p)
The Maintenance Charges shall be subject to escalation by 5% (five percent) on 1st of April every year. The first enhancement of this Lease deed shall be on 1st April 2022. .

q)
The LESSEE agrees to pay adhoc enhancement in the Maintenance Charges due to any actual increase in the cost subject to the LESSORS providing documentation substantiating such increase and the same shall be made applicable to all tenants in the Building. Any revision to the Maintenance Charge will be effective only if a prior written communication of an anticipated increase with detailed reasoning and supporting documents are provided to the Lessee and such revision shall be based on the actual Maintenance costs incurred in providing Maintenance Services. In the event of any escalation in the Maintenance Charges beyond 5% (five percent) every year and if the Lessee, in its sole opinion, feels that the Maintenance Charges reasonably exceed the prevalent market rates, the Lessors shall make the necessary books and records available for inspection by the Lessee and/or its agents when necessary.

r)
The LESSEE shall during the entire Lease Term attend to all routine day to-day maintenance of the Demised Premises at its own cost. The LESSORS shall, in accordance with the Maintenance Agreement, maintain the area within the compound and the facilities and amenities provided therein (“Common Area”) at its own cost and shall attend to all major structural repairs of the Demised Premises at their cost and ensure the replacement of the worn out/damaged parts due to their normal use, unless the damage is caused due to the negligence of the LESSEE.

s)
If the LESSEE is in default in making the payments towards the Maintenance Charges, Electricity Charges and BTU Charges to Maintenance Service Provider, then the LESSEE shall be liable to pay a penalty of 12% interest per annum on the amount due.

t)
The LESSEE has paid to the Maintenance Service Provider one (1) month`s Maintenance, Electrical and BTU Charges which amounts to a total of Rs. 5,00,000/- (Rupees Five Lakhs Only) as a deposit(“Maintenance Deposit”) which will cover costs towards maintenance, electricity and BTU charges for one month to the Maintenance Provider upon execution of the Maintenance Agreement. This Maintenance Deposit shall be an interest free refundable deposit and shall be refunded by the Maintenance Service Provider in the event of expiry or earlier termination of the Lease Deed and in accordance with the terms of the Maintenance Agreement. The Maintenance Deposit paid to the Maintenance Service Provider shall be returned forthwith by the Maintenance Service Provider to the LESSEE (less any permissible deductions as agreed to in writing by the Intending LESSEE ), simultaneously with the handing over of the vacant possession of the Demised Premises by the LESSEE to the LESSOR.

The LESSEE shall follow the rules and regulations set by the Maintenance Service Provider in the Building Bye-Laws as in the Maintenance Agreement.

11.
Fittings and Fixtures in the Demised Premises and Maintenance:

a)
The Lessors shall provide a warm shell.

b)
The Lessee shall use the Demised Premises carefully and diligently and shall not cause any damage to the Demised Premises and amenities provided therein. However, normal wear and tear is excepted.

c)
The Lessee shall be entitled to carry out additional fittings and fixtures in the Demised Premises at its cost, which shall include electrical and communication appliances and any other equipment/fittings, cubicles, partitions etc., required for its activities. Such improvements or alterations shall conform to the applicable local building regulations ensuring that no damage is caused to the structure of the building. Upon the expiration or termination of this Lease, the Lessee shall remove all the improvements. The Lessee shall ensure that no damages are caused to the common areas during this activity. However, normal wear and tear is excepted.

d)
Any permissions or authorizations required to be obtained such as CEIG approval, BBMP, FIRE etc. for Lessee`s improvements shall be Lessee`s sole responsibility, provided that Lessors will, at Lessee`s cost, provide any assistance or no-objection required for the procurement of such permission or authorization. The certificates that are procured by the Lessee shall be shared with the Maintenance Service Provider for their records.

e)
The Lessee shall bear the damage and repair cost, if any damage is caused while removing and replacing the fit outs in the Demised Premises by the Lessee. If the Lessee fails to bear this cost then, this cost shall be deducted by the Lessors from the refundable Security Deposit.

12.
TAXES AND LEVIES

a)
The Lessors shall bear and pay regularly and punctually, all the past, present and future taxes, rents, rates, cess, dues, duties and impositions, taxes, statutory dues in regard to the Demised Premises payable to any authority, including but not limited to land tax, building tax, corporation and house tax, local government charges pertaining to the Demised Premises, and the Lessee shall not have any liability whatsoever in this regard. In the event of the Lessors failing to comply with its obligation under this Clause, and there being any demand outstanding, or there being any threat of recovery from any statutory authority with regard to any outstanding amounts to them, or there being any demands raised on the Lessee by the concerned authorities, the Lessee shall communicate to the Lessors about such demand within a reasonable period of receipt of such notice by the Lessee. Upon receipt of such communication from the Lessee, the Lessors shall pay the amounts so demanded within the stipulated due date, failing which the Lessee shall pay the same to the concerned authority and the same shall be reimbursed to the Lessee by the Lessors up on submission of payment receipt or shall be recovered by the Lessee by way of deduction / adjustment in / from the Rent payable by the Lessee to the Lessors.

b)
The Lessee shall bear and pay all applicable service tax. The Lessors shall remit the applicable goods and services tax ("GST”) to the government as required under law, and produce proof of such payment to the Lessee from time to time. The Lessors shall share with the Lessee the service tax registration details. In the event the Lessee receives any notice from any authorities requiring payment of any taxes or any other outgoings, the Lessee shall forward the same to the Lessors as soon as possible. In the event of the Lessors not making any such required payment, the Lessee shall, pursuant to due notice to the Lessors and mutual discussions in this regard, be entitled to make payment of the same and shall thereupon be entitled to deduct the same from the Rent and other charges payable under the terms of this Lease Deed. The Lessors shall indemnify the Lessee for any and all losses incurred on account of demand/notices from any government authorities for non-payment of service tax and other taxes, cess, impositions and statutory dues during the Lease Term. This liability of the Lessors shall continue to hold good even after termination of this Lease Deed.

c)
All taxes made applicable on Rent with respect to the Demised Premises for the tenure of the Lease shall be payable by the Lessee.

d)
All current taxes and any new taxes that may be introduced by the statutory authorities from time to time, which is applicable on Rent with respect to the Demised Premises for the tenure of the lease shall be payable by the Lessee.

13.
USE OF THE DEMISED PREMISES

a). The Lessee shall have an exclusive and lawful use and occupation of the Demised Premises during the Lease Term. The Lessee shall have unlimited access to the Demised Premises 24 hours a day, 7 days a week and 365 days a year, throughout the Lease Term and shall use the Demised Premises for the purpose of its business purpose as may be permissible in law and shall not carry out any illegal activity. Further the Lessee shall not store any hazardous, contraband or inflammable articles in the Demised Premises other than such articles required by the Lessee for its business purpose merely subsequent with the permission/licenses from the Competent Authority.

14.
THE LESSORS’ REPRESENTATIONS, WARRANTIES AND COVENANTS

i.
The Lessors are the absolute owners of and have clear title to the Demised Premises and the right and authority to grant on Lease the Demised Premises in favour of the Lessee on the terms contained herein for commercial use thereof by the Lessee and the Lessors have obtained all the necessary statutory permissions, approvals, sanctions and clearance from the concerned authorities, and the Lessors have met all building code and occupancy requirements for the Lessee`s use. The Lessors shall indemnify and keep the Lessee indemnified in respect to the above.

ii.
The Demised Premises is free from any pending litigation, third party claims, acquisition proceedings and any encumbrances, whatsoever and the Lessors have not entered into any arrangement and/or agreement with any third person/persons for providing rights, use, occupation, access, etc., of the Demised Premises to which the Lessee is entitled to under this Lease Deed.

iii.
The Lessors have obtained requisite municipal permissions, sanctions and approvals from all concerned authorities for use of the Demised Premises for the commercial business purpose to suit the business activities of the Lessee as permitted under laws.

iv.
The Building is constructed strictly in accordance with the building plan, sanctioned and approved by the concerned authorities. The Lessors have not committed any breach of any statutory/municipal regulations or contractual obligations or of any applicable laws with respect to the Demised Premises.

v.
The Lessors have obtained all the required permission for utilities in the Demised Premises and all required clearance/approvals from the Central/State/local authorities for the use of the Demised Premises by the Lessee.

vi.
The Lessors shall co-operate with the Lessee by way of issuing NOC`s providing any documents in connection with the Demised Premises to enable the Lessee to get the Demised Premises registered under the provisions of the various laws as applicable.

vii.
The Lessee paying the Rent and other charges payable hereunder, if any, regularly and duly observing and performing the terms and conditions herewith, shall be entitled for a quiet and peaceful enjoyment and possession of the Demised Premises during the Lease tenure, without any obstructions interruption or disturbance from the Lessors or any person claiming through or in trust for the Lessors or otherwise.

viii.
The Lessors shall be responsible and liable to comply with all applicable laws for the possession, installation and use of the furniture, fixtures and facilities in the Demised Premises.

ix.
The Lessors shall ensure that the Lessee at all times during the currency of this Lease enjoys exclusive and peaceful possession of the Demised Premises. They shall insure and keep in full force the insurances relating to the Demised Premises, to full reinstatement value, with reputed insurance companies against all commercial general liability and all insurable risks to the Demised Premises, including without limitation, damage to or destruction of the Demised Premises due to natural disasters, acts of God, fires, acts of terrorism, civil commotion and aerial and other accidents, any other Force Majeure Event, etc., during the Lease Term and any Additional Term. All damage shall be repaired by the Lessors and the Demised Premises reinstated at the cost of the Lessors as soon as reasonably possible, the Lessors utilising all available insurance proceeds for such purpose. The Lessors shall furnish the Lessee with a certificate of insurance showing coverage in place with at least 30 (thirty) days’ prior written notice to the Lessee if the policies are to be cancelled, renewed or materially altered so as to affect the coverage of the policies. The cost for the same, which shall be based on market rates will form part of the maintenance charge payable by the Lessee as per Clause 10.

x.
The Lessors shall not object to the Lessee engaging its own security personnel in respect of the Demised Premises during the Lease Term who shall be based in the Demised Premises.

xi.
The Lessors shall accommodate any requests by lessee for access to the premises for getting the premises ready by installation of UPS, getting internet connectivity etc.

xii.
The Lessors does not have any liability for any taxes, or any interest or penalty in respect of the Demised Premises, of any nature that may be assessed against the Lessee or become a lien against the Demised Premises. All property taxes, electricity, water charges and all other outgoings in respect of the Demised Premises prior to the handover of the Demised Premises have been properly remitted by the Lessors and there are no arrears, outstanding dues etc. as on the Lease Commencement Date.

xiii.
The Lessors shall observe and perform all the terms and necessary conditions, agreements, covenants and provisions on which the Lessee occupies the Demised Premises and shall not do, omit or suffer to be done anything whereby the Lessee’s right to occupy the Demised Premises is hindered, forfeited or affected in any prejudicial manner.

xiv.
During the Lease Term, the Lessors shall ensure that entrance is provided to the Lessee for the Demised Premises to ingress and egress without causing hindrance or obstructing the free movement. The entrance and passage so provided shall be common and will be shared with other tenants of the Building and to be used by the Lessee, its employees, visitors, agents and contractors.

xv.
Except for the period of subsistence of a Force Majeure Event (hereinafter defined), the Lessors shall at all times, from the Lease Commencement Date to the expiry of the Lease Term or the prior determination thereof, ensure that the Lessee enjoys quiet, unhindered and peaceful possession of the Demised Premises according to the terms of this Lease Deed which includes the provision of all amenities such as power (1.0 KVA of power for every 100 square feet of the Demised Premises including air conditioning load) and water supply, 100% backup power, lifts, escalators, lighting, security, air conditioning etc. at all times. The Lessors shall at its own cost attend to all major structural repairs of within the Demised Premises within 15 (fifteen) days of such defect / damage being notified by the Lessee to the Lessors in writing and at their cost and ensure the replacement of the defect/damaged parts, unless the damage is caused due to the negligence of the Lessee. In case the Lessors fails to arrange for the repairs within the period of 15 (fifteen) days thereof, the Lessee shall be at liberty to carry out the same at its cost and recover the entire cost from the Lessors, by deducting any costs incurred for such repairs from future Rent payable by the Lessee to the Lessors from time to time subject to receipt of bills incurred by them.
xvi.
The non-fulfillment of any of the above representations and warranties shall be deemed as breach of this Lease Deed by the Lessors, unless (i) the Lessee is solely responsible for such breach; or (ii) such breach is caused by a Force Majeure Event.
15.
THE LESSEE`S COVENANTS

The Lessee hereby covenants with the Lessors as follows:

a)
To observe and perform all the terms and conditions, covenants and provisions of the Lease Deed to be observed and performed by the Lessee;

b)
To regularly pay Rent at the time and in the manner aforesaid; subject to deduction of income tax at source, as applicable under the Income Tax Act, 1961, within the time stipulated herein and issue appropriate TDS Certificate to the Lessors for tax deducted at source;

c)
To use the Demised Premises only for business and allied purposes and not for any other illegal purpose;

d)
On termination or expiry of the Lease the Lessee shall be required to reinstate the Demised Premises to the original warm shell condition. The Lessee shall, at the expiry or termination of the Lease Deed, have the right to remove any and all Lessee’s improvements from the Demised Premises. However, the Lessee shall be liable to pay Lessors for any damages caused to the Demised Premises while removing their improvements from the

Demised Premises, as mutually agreed between the Parties. The Lessors shall not be liable to reimburse the cost of the Lessee`s property which remains in the Demised Premises.

e)
Not to do or suffer to be done anything whereby the Lessors‘s rights in respect of Demised Premises or any part thereof are prejudiced or adversely affected.

f)
To permit the Lessors, its representatives and/or agents after receipt of twenty four (24) hours prior notice, to enter into the Demised Premises during working hours for the purpose of inspection of the Demised Premises and to carry out any repairs to the Demised Premises.

g)
The Lessee shall keep the passages, common areas free from any debris, construction materials, security desks, office equipment, or anything that hinders free movement.

h)
The Lessee shall register this Lease Deed with the Jurisdictional sub-registrar’s office and shall pay stamp duty, registration charges and any other charges for the purpose of registering this Lease Deed.

16.
MUTUAL INDEMNITY

a)
The Lessors shall indemnify, defend and hold the Lessee harmless during Lease Term against any demands, claims, actions or proceedings that may be initiated against the Lessee or any losses, claims, charges, costs, expenses, damages suffered or incurred by the Lessee or any judgments or orders passed against the Lessee due to (i) any defect in title of Lessors to the Demised Premises; (ii) any breach of terms of the Lease; (iii) any misrepresentation or breach of any of the representations and warranties of the Lessors; (iv) any breach or non-fulfilment of any condition, covenant or undertaking of the Lessors; and (v) non-compliance with permissions/clearances/ taxes and other statutory dues required for occupation of the Demised Premises or applicable laws in respect of the Demised Premises, resulting in Lessee being prevented from using the Demised Premises.

b)
Lessors shall indemnify, defend and hold the Lessee harmless during the Lease Term against any demands, claims, actions or proceedings that may be initiated against the Lessee, and/ or in respect of the Demised Premises.

c)
Lessee shall indemnify, defend and hold the Lessors harmless during Lease Term against any claims, damages, charges, expenses, costs, losses or injuries arising out of or relating to: (i) any breach of terms of the Lease; and (ii) any act or omission of the Lessee which results in violation of its legal, statutory, regulatory or other duty or obligation in connection with the use of Demised Premises.

d)
Save and except any liquidated damages which may be agreed between the Parties in the future, neither Party will be liable to the other for any incidental, consequential, penal, exemplary or the like damages, or any direct or indirect loss of profits or business or opportunity or any action in tort even if advised of the possibility of such claims.

17.
Assignment/Subsequent Transfer

The Lessee may as a result of an acquisition; reorganization; definitive scheme, arrangement, undertaking or agreement with respect to any of its assets or liabilities; merger; de-merger or consolidation assign / novate this Lease to any third party with the prior approval of the Lessors at any time, which approval shall not be unreasonably delayed or withheld by the Lessors. In case of such assignment / novation, the third party shall be bound by all the terms of the Lease Deed and the Lessee shall be released from all obligations under the lease.

18.
TERMINATION

(a)
Termination by the Lessee. The Lessee shall not be entitled to terminate this Lease Deed without assigning any reason during the Lock-in Period. It is clarified that the Parties will have no right to terminate this Lease Deed during the Lock-in Period except in accordance with Clause 18 (b).

(b)
Termination by either Party. Notwithstanding the Lock In-Period, either Party shall be entitled to terminate this Lease Deed at time during Lease Term in case of breach by the other Party of any terms and conditions, covenants and/or representations and warranties of this Lease Deed; provided that:
(i)
such termination shall not be effective unless the non-breaching Party has given a written notice of 30 (thirty) days to the breaching Party setting out the details of such breach to cure the breach and the breaching Party not having cured or rectified such breach.; and
(ii)
Where such breach relates to non-payment of Rent and/or Maintenance Charges payable in respect of the Demised Premises, the Lessors will be entitled to forth with terminate the Lease Deed only (A) in the event that the Lessee has failed to pay the agreed Rent and Maintenance Charges for two or more consecutive months; and (B) after providing 30 days’ notice in writing to the Lessee specifying such breach and asking that it be remedied or cured by the Lessee within such 30 (thirty) days’ notice period.

Upon expiry or earlier termination of this Lease Deed, the Security Deposit and all other deposits paid by the Lessee hereunder will be liable to be refunded immediately to the Lessee.

Where any termination by the Lessee is not for the reasons mentioned in Clause 18(b) above, the Lessee shall be obligated to pay the Rent for the unexpired portion of the Lock-in Period or have an amount equivalent to such Rent for the unexpired portion of the Lock-in Period adjusted from the Security Deposit and any balance amount, if any, would be payable by the Lessors to the Lessee towards refund of Security Deposit.

Upon expiry or termination of the Lease Deed simultaneous with the refund of Security Deposit, the Lessee will vacate the Demised Premises and hand over vacant possession of the Demised Premises to the Lessors subject to the Lessors and the Maintenance Service Provider having refunded the Security Deposit and the Maintenance Deposit and any other deposits paid by the Lessee hereunder to the Lessee in accordance with this Lease Deed.

19.
Applicability of TDS

The Lessee shall deduct the TDS only on Rent and Maintenance Charges. TDS is currently not applicable on Electricity and BTU Charges.

20.
Force Majeure:

Neither Party shall be liable for any breach resulting from:

(a)
acts of God (including floods, earthquakes, storms and other natural disasters), war, insurrection or riots, epidemic or pandemic~~,~~ government action (including district, state and nation-wide directives or orders, court orders), prohibitory orders of any regulatory authority implementing lockdown resulting in any complete closure of Lessee’s business or Lessee’s inability to access and use the Demised Premises for its business activities; or
(b)
terrorist acts or attacks, lightning, earthquake, fire, war, civil war, insurrection, riots, bandh, boycotts, or other violence not attributable to either Party; which results in damage to or destruction of the Demised Premises and prevents the Lessee from accessing and using the Demised Premises or the Lessors from performing its obligations under this Lease Deed;
(c)
Each of such events to be referred to as (“Force Majeure Event”). Where the Demised Premises is unable to be accessed physically or equipment/servers remotely or used by the Lessee for a period in excess of 60 (Sixty) days due to destruction/damage or government restrictions, then the Lessee may, notwithstanding the Lock-in Period and without prejudice to its rights under any provisions of this Lease Deed, terminate this Lease Deed with 30 (Thirty) days’ notice to the Lessors in writing and upon expiry of the said 30 (Thirty) days, this Lease Deed shall stand terminated immediately subject to Clause 9 and the refund of the Security Deposit and any other deposit by the Lessors (including the Maintenance Deposit by the Maintenance Service provider) to the Lessee.

Notwithstanding the above, in case of destruction or damage to the Demised Premises, the Lessee requires the Lessors to restore the Demised Premises the Lessors shall endeavor to the satisfaction of the Lessee, to restore and reinstate the Demised Premises within the shortest possible time taking into consideration the nature of repairs required to be done, during which time the rent and other charges pertaining to use of Demised Premises shall not be payable until the

Demised Premises is made ready for use and occupation by the Lessee. In the event the Demised Premises or any part thereof has been rendered unfit for use during such period, the Lessee shall be at liberty to request the Lessors to provide alternative premises to the sole satisfaction of the Lessee.

21.
Dispute Resolution

In the event of any dispute or difference arising between the Lessors and the Lessee hereto concerning or relating to the interruption of these presents or the interpretation of effect of any provisions thereof or relating to the liability or obligation on the part of any of the parties hereto, the same shall be referred to arbitration in accordance with the provisions of the Arbitration and Conciliation Act, 1996 (or any statutory modifications or re-enactments thereof for the time being in force) before an arbitral tribunal of three arbitrators where the Lessors (acting jointly) and the Lessee will each be entitled to appoint one arbitrator and the two arbitrators so appointed will nominate the presiding third arbitrator. The award passed by the majority of arbitrators shall be binding on the Parties. The seat of arbitration will be Bangalore and the arbitration proceedings conducted in English. The arbitral panel will award costs of the arbitration.

Subject to the preceding paragraph, the courts in Bangalore shall have exclusive jurisdiction over any dispute, differences or claims arising out of this Lease Deed.

22.
Governing Law

This Lease Deed and any other document connected to this Lease Deed between the Parties shall be governed and construed in accordance with the laws of the Republic of India.

23.
Entire Deed

This Lease Deed shall constitute the entire agreement and understanding with respect to the subject matter hereof and shall supersede all prior discussions, representations or agreements between the Parties.

24.
AMENDMENTS AND WAIVERS

No modification, amendment or waiver of any of the provisions of this Lease Deed shall be effective unless made in writing specifically referring to this Lease Deed and duly signed by each of the Parties.

25.
Notices:

Any notice to be issued either to the Lessee or to the Lessors shall be addressed and sent to their respective addresses mentioned Lease Deed by R.P.A.D or by certificate of posting or by personal hand delivery to the addressees of the Parties shown in this Lease Deed or by electronic mail to the following email address:

LESSORS:

1)
Mr. Sharath Kumar S.N and

Mr. Murali Mohan S.N,

residing at No. 2, 2nd Cross,

Shankarmutt Road,

Shankarapuram,

Bangalore - 560 004.

2)
Mr. Manjunath Bijjahalli,

Mrs. Padmini Manjunath Bijjahalli and

Mr. Vikramaditya Bijjahalli,

residing at No. 62 Shankarmutt Road,

Shankarapuram,

Bangalore – 560 004.

3)
Mrs. Battepati Sumana Reddy,

residing at Sai Sadan Apartments,

Flat 4C. Saraswath Nagar,

Dargamitta, Nellore – 524 003.

Andhra Pradesh.

4)
Mr. Sankalp Singh,

residing at Singh Nursing Home,

Birla Road, Kolgawan.

Satna, Madhya Pradesh.

Represented by his Power of Attorney Holder,

Mr. Shivesh Gaurav.

5)
M/S Umiya Holding Private Limited

residing at No.29/3,

H.M Strafford, 2nd Floor,

7thCross,VasanthNagar,
Bangalore-560 052

Represented by its Authorized signatory

Mr. Amrendra Singh

6)
Mr. N.S. Varun and

Mrs. N.S. Mangala,

residing at #417,

Middle School Road,

V.V. Purama,

Bangalore – 560 004.

7)
Mr. N.S. Nagaraj and

Mrs. N. Mallika,

residing at Bhaskar Nilaya,

#8, 9th Cross,

Kumara Park West.

Bangalore – 560 020.

LESSEE:

M/s. Cambium Networks Private Limited, its registered office at 5th Floor, Quadrant 1, Umiya Business Bay Tower 2, Outer Ring Road, Kadubeesanahalli, Varthur Hobli Road, Bangalore East Taluk, Bangalore 560037

Or

To such other address as either Party may, for this purpose have intimated to the other in writing.

SCHEDULE 'A’

(Description of the Large Property) -

All that commercially converted lands having Khata No.172/2 issued by the Bruhat Bangalore Mahanagara Palike (BBMP), comprising of lands in Survey No.10/1A, measuring 0.247 Guntas(zero point two four seven Guntas), Survey No.10/1B, measuring 1 (one) Acre and 3.745 Guntas(three point seven four five Guntas) and Survey No.10/2, measuring 13.05 Guntas(thirteen point zero five Guntas), Survey No. 10/3, Measuring 1 Acre 0.500 Guntas and Survey No.11, measuring 18.261Guntas(eighteen point two six one Guntas)in all measuring 2 (two) Acres 35.80 Guntas(thirty five point eight), with 10.4572 (ten point four five seven two Guntas) of undivided share in the internal roads and common entrance in the Cessna Business Park (out of 1 Acre 27.32 Guntas), all of them situated at Kadubeesanahalli Village, Varthur Hobli, Bangalore East Taluk and bounded as under:-

East: Internal Road;

West: Lands in Survey No.10/1B

North: Lands in Survey No.10/1A, 10/2 and 11

South: Cessna Business Park

S C H E D U L E - 'B'

(Description of part of the property sold to Mr. Chatrabhuj Bassarmal Pardhanani)

All that commercially converted lands having Khata No.172/2/1, Kadubeesanahalli, Bangalore issued by the Bruhat Bangalore Mahanagara Palike (BBMP) measuring 56,200 (fifty six thousand and two hundred)Sq. Ft of this property to Mr. Chatrabhuj Bassarmal Pardhanani along with 5075Sq. Ft. undivided share in the internal roads and common entrance in the Cessna Business Park, Comprising of Lands in Survey No. 10/1B measuring 22188 Sq. Ft., Survey No. 10/3 measuring 28,272 Sq. Ft., Survey No. 11 measuring 5760 Sq. Ft. along with 5075 Sq. Ft. undivided share in the internal roads and common entrance in the Cessna Business Park situated at Kadubeesanahalli Varthur Hobli Bangalore East Taluk and bounded as under

East : Internal Road;

West: Lands in Survey No.10/1A

North: Remaining Land of company bearing Khatha No. 172/2

South: Cessna Business Park

SCHEDULE ‘C’

(Description of the balance portion of property taken up for development)

All that piece and parcel of commercially converted land bearing Survey Nos. 10/1A, 10/3, 10/1B,10/2 measuring in all about 69,906 (sixty nine thousand nine hundred and six) square feet along with 6,313 (six thousand three hundred and thirteen) square feet and Survey No.11 measuring 76,219 (seventy six thousand two hundred and nineteen) square feet undivided share in the internal roads and common entrance in the Cessna Business Park, Comprising of Lands in situated at Kadubeesanahalli Varthur Hobli Bangalore East Taluk

East: Internal Road;

West: Lands in Survey No.10/1B

North: Lands in Survey No.10/1A, 10/2 and 11 (Business Bay –I);

South: Property belonging to Mr. Chatrabhuj Bassarmal Pardhanani

SCHEDULE ‘D’

(DEMISED PREMISES)

ALL THAT PIECE AND PARCEL of the building admeasuring 14,726 (fourteen thousand seven hundred twenty six) square feet of carpet area corresponding to 20,055 (twenty thousand fifty five) square feet of super built-up area on the 5th (fifth) Floor, quadrant 2(two) and 4(four) of the Building Umiya Business Bay – Tower 2, comprising of 8 (eight) levels (2nd to 9th Floors) of office space along with 30 (thirty) Car Parking Slots within Cessna Business Park situated on Marathahalli - Sarjapur Outer Ring Road, Bangalore East Taluk 560 037 located in the Schedule C Property.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS DEED OF LEASE AT BANGALORE ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

LESSORS

1.
Mr. Sharath Kumar S.N. and /s/ Sharath Kumar S.N.

Mr. Murali Mohan S.N. /s/ Murali Mohan S.N.

2.
Mr. Manjunath Bijjahalli, /s/ Manjunath Bijjahalli

Mrs. Padmini Manjunath Bijjahalli and /s/ Padmini Manjunath Bijjahalli

Mr. Vikramaditya Bijjahalli. /s/ Vikramadditya Bijjahalli

3.
Mrs. Battepati Sumana Reddy. /s/ Amrendra Singh

4.
Mr. Sankalp Singh. /s/ Shivesh Gaurav

Represented by his Power of Attorney Holder,

Mr. Shivesh Gaurav

5.
M/S Umiya Holding Private Limited /s/ Amrendra Singh

Authorized SignatoryMr. Amrendra Singh

6.
Mr. N.S. Varun, and /s/ N.S. Varun

Mrs. N.S. Mangala. /s/ N.S. Mangala

7.
Mr. N.S. Nagaraj and /s/ N.S. Nagaraj

Mrs. N. Mallika. /s/ N. MalLika

SIGNED SEALED AND DELIVERED by and on behalf of

Cambium Networks Private Limited

the LESSEE above named represented by its Authorised Signatory,

Mr. Biju Kunjukunju - Vice President – India Engineering Operations /s/ Biju Kunjukunju

in the presence of:

WITNESSES:

1.

2.

Annexure A

Scope of work for Maintenance Services (by the Service Provider / Developer)

Sl.No	Description
1	Facility Management
Charges towards providing Professional Management Services by deputing qualified and experienced to manage the common area of the entire facility
1.Facility Manager
2.External Building Security
3. External Façade & Maintenance
4.Road within the compound housing “the Premises “ and the road up to the entrance security kiosk

2	Engineering Services (For Common Area )
Charges for professional operation and maintenance services by deputing technically qualifies and experienced
1.Electrical Supervisor & Technicians
2.A/C technicians
3. DG operators
4. Plumber
5. STP Operations
For operating and maintenance of all HT/LT electrical installations, DG sets, A/C units, Fire Alarm and communication systems etc

3.	Common area House – Keeping Service
Charges for rendering professional house – keeping services by deputing experienced House Keeping Supervisors and Staff for cleaning and maintenance of the common area and outside the premises
Common area includes:
Staircases, Lifts, Lift Lobbies, Service Lobbies, Ducts, DGs, Electrical Room, Pump room, OHT and UG sumps

4	Toilets Maintenance:
Toilets will be maintained by Lessee within the office space

5	Maintenance of AHU & Electrical room ( within the office floor )
Maintenance of AHU & Electrical room

6	Pest & Rodent Control Service
Charges towards carrying out pest and rodent control treatment for common areas.

7	Landscaping Services
Charges towards deployment of gardener for maintaining the landscape area

8	AMC Charges
1. DG
2. A/C Chillers and AHU
3. Transformers
4. Electrical Panels
5. Security System ( in the common area )
6. Lifts
7. HSD Yard
8. Pumps

9	Power Charges of common areas of the building proportionate on the super built up area leased by the tenant shall be included in this scope of maintenance